EXHIBIT 99.1

Steelcase Reports Second Quarter Results -- Revenue and Earnings Exceed Expectations

Strong Growth Projected for Third Quarter

GRAND RAPIDS, Mich., Sept. 22, 2010 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported second quarter revenue of $599.8 million and net income of $2.8 million, or $0.02 per share, both ahead of company estimates. Excluding restructuring costs, adjusted earnings equaled $0.08 per share. Steelcase reported $578.1 million of revenue and break-even net income in the second quarter of the prior year.

Organic revenue growth in the second quarter was 8 percent over the prior year after adjusting for negative impacts of $(13) million from the deconsolidation of dealers completed in the last twelve months and approximately $(11) million related to unfavorable currency translation effects.

"We are pleased to report positive momentum in our second quarter, with a highlight being organic revenue from our International customers rising 15 percent over the prior year," said James P. Hackett, president and CEO. "Our International and North America segments expect a solid third quarter, fueled by double-digit order growth this quarter compared to the prior year."

The current quarter operating profit of $6.5 million represents an improvement of $7.5 million over the prior year operating loss of $(1.0) million, which included $9.8 million of income associated with an increase in cash surrender value of variable life company-owned life insurance policies ("variable life COLI income"). Current quarter results include $(13.0) million of restructuring costs compared to $(17.4) million of restructuring costs in the prior year. Adjusted for these items, second quarter adjusted operating income of $19.5 million improved $12.9 million compared to the prior year.

"I am pleased with the expansion we are seeing in our operating margin at this stage of the economic recovery," said David C. Sylvester, vice president and CFO. "We experienced good operating leverage from volume growth across our business, and improvements at PolyVision, Asia Pacific and Coalesse contributed significantly to the operating results this quarter."

Cost of sales was 69.6 percent of revenue in the current quarter compared with 69.8 percent in the prior year. The benefits from previous restructuring activities and higher absorption of fixed costs associated with the revenue growth in the quarter were largely offset by lower variable life COLI income compared to prior year and a current quarter charge to increase warranty reserves related to a pending retrofit project.

Operating expenses in the second quarter were $162.8 million compared with $158.6 million in the prior year which included the favorable impacts of variable life COLI income and a property tax settlement totaling $6.1 million. Current quarter expenses benefited from previous restructuring activities and other cost reduction efforts plus the effect of dealer deconsolidations, but were partially offset by variable compensation expense and the reinstatement of salaries to fiscal 2009 levels.

Other income, net includes a recovery of a reserve recorded in conjunction with an unconsolidated joint venture and variable life COLI income, which is now recorded as a non-operating item given the designation of these assets as an additional source of corporate liquidity.

Income tax expense for the second quarter included miscellaneous charges for discrete tax items.

Cash, short-term investments and the cash surrender value of variable life company-owned life insurance totaled $253.5 million and total debt was $298.8 million at end of the second quarter.

Outlook

Orders grew by double-digit percentages in the International and North America segments in the second quarter, compared to the prior year, and reflected an increase in project activity compared to recent quarters. The company expects third quarter fiscal 2011 revenue to be in the range of $625 to $650 million. This estimate includes an assumption of approximately $(19) million from unfavorable currency translation effects. The company reported revenue of $616.1 million in the third quarter of fiscal 2010, which included $21 million of revenue from dealers which have since been deconsolidated. Adjusting for these impacts, the company projects organic revenue growth in the range of 8 to 13 percent over the prior year.

Steelcase expects to report net income of $0.07 to $0.11 per share for the third quarter of fiscal 2011, including restructuring costs of approximately $(0.03) per share. Steelcase reported break-even earnings per share in the third quarter of fiscal 2010.

"We believe our strategic growth investments are contributing significantly to the improved demand we are reporting today," Mr. Hackett said. "Though there is still some uncertainty in the global economy at a macro level, these investments should support our company's growth as the economy continues to stabilize."

BUSINESS SEGMENT RESULTS
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	August 27, 2010	August 28, 2009	% Change	August 27, 2010	August 28, 2009	% Change
Revenue
North America (1)	$ 322.3	$ 323.0	(0.2%)	$ 615.0	$ 616.9	(0.3%)
International (2)	155.8	147.1	5.9%	297.4	299.2	(0.6%)
Other (3)	121.7	108.0	12.7%	229.2	207.7	10.4%
Consolidated revenue	$ 599.8	$ 578.1	3.8%	$ 1,141.6	$ 1,123.8	1.6%

Operating income (loss)
North America	$ 12.4	$ 27.3		$ 22.8	$ 40.0
International	(10.8)	(19.1)		(20.6)	(25.4)
Other	11.5	(4.0)		15.7	(10.9)
Corporate (4)	(6.6)	(5.2)		(12.8)	(9.9)
Consolidated operating income (loss)	$ 6.5	$ (1.0)		$ 5.1	$ (6.2)

Operating income percent	1.1%	(0.2%)		0.4%	(0.6%)

Business Segment Footnotes

  The North America segment serves customers in the U.S. and Canada mainly through independent dealers. The North America segment includes a portfolio of integrated architecture, furniture and technology solutions marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Turnstone, Details and Nurture by Steelcase brands.
  The International segment serves customers outside of the U.S. and Canada primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes the Coalesse Group, PolyVision and IDEO. The Coalesse Group consists of the Coalesse and Designtex brands.
  Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q2 2011 vs. Q2 2010
	Steelcase Inc.	North America	International	Other category
Q2 2010 revenue, reported	$ 578.1	$ 323.0	$ 147.1	$ 108.0
Dealer deconsolidations	(13.0)	(13.0)	--	--
Currency translation effect*	(11.0)	1.0	(12.0)	--
Adjusted Q2 2010 revenue	554.1	311.0	135.1	108.0
Q2 2011 revenue, reported	599.8	322.3	155.8	121.7
Organic growth $	$ 45.7	$ 11.3	$ 20.7	$ 13.7
Organic growth %	8%	4%	15%	13%
* Currency translation effect is the effect of translating prior quarter foreign currency revenues using the average exchange rate during the current quarter.

YEAR OVER YEAR ORGANIC GROWTH
Q2 YTD 2011 vs. Q2 YTD 2010
	Steelcase Inc.
Prior quarter revenue, reported	$ 1,123.8
Dealer deconsolidations	(27.0)
Currency translation effect*	(5.0)
Adjusted prior quarter revenue	1,091.8
Q3 2011 revenue, projected	1,141.6
Organic growth $	$ 49.8
Organic growth %	5%
* Currency translation effect is the effect of translating prior quarter foreign currency revenues using the average exchange rate during the current quarter.

PROJECTED ORGANIC REVENUE GROWTH
Q3 2011 vs. Q3 2010
	Steelcase Inc.
Prior quarter revenue, reported	$ 616
Dealer deconsolidations	(21)
Currency translation effect**	(19)
Adjusted prior quarter revenue	576
Q3 2011 revenue, projected	625 - 650
Organic growth $	$ 49 - 74
Organic growth %	8% - 13%
** Currency translation effect is the effect of translating prior quarter foreign currency revenues using the exchange rate at the end of the most recent quarter.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE	Q2 2011
Basic

Earnings per share, reported	$ 0.02
Restructuring costs, net of tax, per share	0.06
Adjusted earnings per share	$ 0.08

ADJUSTED OPERATING INCOME (LOSS) (% OF REVENUE) BY SEGMENT
(in millions)

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 27, 2010		August 28, 2009		August 27, 2010		August 28, 2009
Revenue	$ 599.8	100.0%	$ 578.1	100.0%	$1,141.6	100.0%	$1,123.8	100.0%
Cost of sales	417.5	69.6	403.1	69.8	796.3	69.7	790.2	70.3
Restructuring costs	11.7	2.0	10.0	1.7	13.2	1.2	13.1	1.2
Gross profit	170.6	28.4	165.0	28.5	332.1	29.1	320.5	28.5
Operating expenses	162.8	27.1	158.6	27.4	324.7	28.5	319.6	28.5
Restructuring costs	1.3	0.2	7.4	1.3	2.3	0.2	7.1	0.6
Operating income (loss)	$ 6.5	1.1%	$ (1.0)	(0.2%)	$ 5.1	0.4%	$ (6.2)	(0.6%)
Add: restructuring costs	13.0	2.2	17.4	3.0	15.5	1.4	20.2	1.8
Less: variable life COLI income*	--	--	9.8	1.7	--	--	27.0	2.4
Adjusted operating income (loss)	$ 19.5	3.3%	$ 6.6	1.1%	$ 20.6	1.8%	$ (13.0)	(1.2%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

North America
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 27, 2010		August 28, 2009		August 27, 2010		August 28, 2009
Revenue	$ 322.3	100.0%	$ 323.0	100.0%	$ 615.0	100.0%	$ 616.9	100.0%
Cost of sales	230.5	71.5	223.1	69.1	438.6	71.3	430.6	69.8
Restructuring costs	1.9	0.6	1.4	0.4	3.3	0.5	4.0	0.6
Gross profit	89.9	27.9	98.5	30.5	173.1	28.2	182.3	29.6
Operating expenses	76.9	23.9	67.4	20.8	149.7	24.4	139.5	22.6
Restructuring costs	0.6	0.2	3.8	1.2	0.6	0.1	2.8	0.5
Operating income (loss)	$ 12.4	3.8%	$ 27.3	8.5%	$ 22.8	3.7%	$ 40.0	6.5%
Add: restructuring costs	2.5	0.8	5.2	1.6	3.9	0.6	6.8	1.1
Less: variable life COLI income*	--	--	9.7	3.0	--	--	26.8	4.4
Adjusted operating income (loss)	$ 14.9	4.6%	$ 22.8	7.1%	$ 26.7	4.3%	$ 20.0	3.2%

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

International
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 27, 2010		August 28, 2009		August 27, 2010		August 28, 2009
Revenue	$ 155.8	100.0%	$ 147.1	100.0%	$ 297.4	100.0%	$ 299.2	100.0%
Cost of sales	111.2	71.4	106.0	72.1	214.0	71.9	214.1	71.6
Restructuring costs	9.7	6.2	6.8	4.6	9.7	3.3	7.0	2.3
Gross profit	34.9	22.4	34.3	23.3	73.7	24.8	78.1	26.1
Operating expenses	45.5	29.2	51.3	34.9	93.7	31.5	101.2	33.8
Restructuring costs	0.2	0.1	2.1	1.4	0.6	0.2	2.3	0.8
Operating income (loss)	$ (10.8)	(6.9%)	$ (19.1)	(13.0%)	$ (20.6)	(6.9%)	$ (25.4)	(8.5%)
Add: restructuring costs	9.9	6.3	8.9	6.0	10.3	3.5	9.3	3.1
Less: variable life COLI income*	--	--	--	--	--	--	--	--
Adjusted operating income (loss)	$ (0.9)	(0.6%)	$ (10.2)	(7.0%)	$ (10.3)	(3.4%)	$ (16.1)	(5.4%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 27, 2010		August 28, 2009		August 27, 2010		August 28, 2009
Revenue	$ 121.7	100.0%	$ 108.0	100.0%	$ 229.2	100.0%	$ 207.7	100.0%
Cost of sales	75.8	62.3	74.0	68.5	143.7	62.7	145.5	70.1
Restructuring costs	0.1	0.1	1.8	1.7	0.2	0.1	2.1	1.0
Gross profit	45.8	37.6	32.2	29.8	85.3	37.2	60.1	28.9
Operating expenses	33.8	27.8	34.7	32.1	68.5	29.9	69.0	33.2
Restructuring costs	0.5	0.4	1.5	1.4	1.1	0.5	2.0	0.9
Operating income (loss)	$ 11.5	9.4%	$ (4.0)	(3.7%)	$ 15.7	6.8%	$ (10.9)	(5.2%)
Add: restructuring costs	0.6	0.5	3.3	3.1	1.3	0.6	4.1	1.9
Less: variable life COLI income*	--	--	--	--	--	--	--	--
Adjusted operating income (loss)	$ 12.1	9.9%	$ (0.7)	(0.6%)	$ 17.0	7.4%	$ (6.8)	(3.3%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Corporate	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 27, 2010		August 28, 2009		August 27, 2010		August 28, 2009
Operating expenses	$ 6.6		$ 5.2		$ 12.8		$ 9.9
Add: restructuring costs	--		--		--		--
Less: variable life COLI income*	--		0.1		--		0.2
Adjusted operating income (loss)	$ (6.6)		$ (5.3)		$ (12.8)		$ (10.1)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Webcast

Steelcase will discuss second quarter fiscal year 2011 results and business outlook on a conference call and webcast at 10:00 a.m. EDT tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after the press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth, which represents the change in revenue over the prior year excluding currency translation effects and the impact of dealer deconsolidations; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring items and income associated with changes in the cash surrender value of variable life company-owned life insurance policies (variable life COLI income); and (3) adjusted earnings per share, which represent earnings per share, excluding restructuring items. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences -- wherever work happens. Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability. Steelcase is a global, publicly traded company leading our industry with fiscal 2010 revenue of $2.3 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7606

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 27	August 28	August 27	August 28
	2010	2009	2010	2009

Revenue	$ 599.8	$ 578.1	$ 1,141.6	$ 1,123.8
Cost of sales	417.5	403.1	796.3	790.2
Restructuring costs	11.7	10.0	13.2	13.1
Gross profit	170.6	165.0	332.1	320.5
Operating expenses	162.8	158.6	324.7	319.6
Restructuring costs	1.3	7.4	2.3	7.1
Operating income (loss)	6.5	(1.0)	5.1	(6.2)
Interest expense	(4.6)	(4.6)	(9.1)	(9.0)
Other income (expense), net	4.2	0.2	10.5	1.9
Income (loss) before income taxes	6.1	(5.4)	6.5	(13.3)
Income tax expense (benefit)	3.3	(5.4)	14.8	(13.3)
Net income (loss) - Reported	$ 2.8	$ 0.0	$ (8.3)	$ --

Basic and diluted per share data:
Basic earnings per share - Reported	$ 0.02	$ --	$ (0.06)	$ --
Diluted earnings per share - Reported	$ 0.02	$ --	$ (0.06)	$ --
Dividends declared and paid per common share	$ 0.04	$ 0.04	$ 0.08	$ 0.12
Weighted average shares outstanding - basic	133.0	132.8	132.9	133.1
Weighted average shares outstanding - diluted	133.0	132.8	132.9	133.1

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	August 27,	February 26,
ASSETS	2010	2010
Current assets:
Cash and cash equivalents	$ 84.2	$ 111.1
Short-term investments	63.5	68.2
Accounts receivable, net	264.8	242.5
Inventories	112.7	98.4
Other current assets	137.3	123.4
Total current assets	662.5	643.6

Property and equipment, net	393.8	415.7
Company-owned life insurance	217.2	209.6
Deferred income taxes	118.9	136.4
Goodwill and other intangible assets, net	200.1	208.8
Other assets	74.7	63.1
Total assets	$ 1,667.2	$ 1,677.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 171.4	$ 159.2
Short-term borrowings and current portion of long-term debt	256.2	7.4
Accrued expenses:
Employee compensation	104.2	99.1
Employee benefit plan obligations	16.1	16.7
Other	163.9	151.3
Total current liabilities	711.8	433.7

Long-term liabilities:
Long-term debt less current maturities	42.6	293.4
Employee benefit plan obligations	187.3	189.5
Other long-term liabilities	45.4	63.0
Total long-term liabilities	275.3	545.9
Total liabilities	987.1	979.6

Shareholders' equity:
Common stock	57.6	57.0
Additional paid-in capital	12.9	8.2
Accumulated other comprehensive loss	(21.6)	(17.9)
Retained earnings	631.2	650.3
Total shareholders' equity	680.1	697.6

Total liabilities and shareholders' equity	$ 1,667.2	$ 1,677.2

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Six Months Ended
	August 27,	August 28,
	2010	2009

OPERATING ACTIVITIES
Net income	$ (8.3)	$ --
Depreciation and amortization	32.2	36.6
Changes in cash surrender value of company- owned life insurance	(7.6)	(30.2)
Changes in deferred income taxes	18.3	1.8
Changes in accounts receivable, net, inventories and accounts payable	(41.8)	16.5
Changes in other operating assets and liabilities	5.0	(101.7)
Other, net	12.7	6.7

Net cash provided by (used in) operating activities	10.5	(70.3)

INVESTING ACTIVITIES
Capital expenditures	(16.6)	(16.6)
Changes in notes receivable, net	(8.5)	(2.2)
Changes in investments, net	1.3	12.4
Proceeds from the disposal of fixed assets	0.8	4.6
Other, net	(2.0)	2.0

Net cash provided by (used in) operating activities	(25.0)	0.2

FINANCING ACTIVITIES
Borrowings of long-term debt	--	47.0
Dividends paid	(10.8)	(16.1)
Common stock repurchases	--	(4.3)
Other, net	(1.1)	(1.2)

Net cash provided by (used in) operating activities	(11.9)	25.4

Effect of exchange rate changes on cash and cash equivalents	(0.5)	1.8

Net decrease in cash and cash equivalents	(26.9)	(42.9)
Cash and cash equivalents, beginning of period	111.1	117.6
Cash and cash equivalents, end of period	$ 84.2	$ 74.7
CONTACT:  Steelcase Inc.
          Investor Contact:
          Investor Relations
          Raj Mehan
            (616) 698-4734
          Media Contact:
          Public Relations
          Laura VanSlyke
            (616) 247-2747